EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:	Jennifer Franklin
Phone:	949.333.1721
Email:	jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT III, INC. ADDS
DENVER-AREA APARTMENT COMMUNITY FOR $63.3 MILLION
DENVER, July 26, 2017 – Steadfast Apartment REIT III, Inc. (STAR III) announced it has acquired its sixth apartment home community, Belmar Villas. The 318-unit garden style apartment community, located in the Denver suburb of Lakewood, was purchased for $63.3 million.
“We believe the Denver area is a great match for the investment objectives of Steadfast Apartment REIT III, which targets mid-tier multifamily properties in growing communities,” said Ella Neyland, president of Steadfast Apartment REIT III, Inc. “Belmar Villas is our second property in the Denver metropolitan area, which was recently recognized by National Real Estate Investor as a top market for multifamily investment.”
Belmar Villas includes 17 three-story buildings with one-, two- and three-bedroom apartment homes that average 856 square feet. In-place rents average $1,318 per month and the community is currently 93 percent occupied.

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Belmar Villas’ amenities include two swimming pools with spas, gas barbeque grills and fire pits, a playground, a designer clubhouse, basketball court, state-of-the-art fitness center, business center and internet cafe, covered parking and a laundry center. Every apartment home in the community features walk-in closets, ceiling fans, central air conditioning and spacious private balconies or patios.
The previous owner recently renovated approximately a quarter of the apartment homes. As part of the Steadfast Value Enhancement Strategy, STAR III plans to renovate the remaining apartment home interiors when turning apartments between residents to include an upgraded appliance package, new laminate countertops, new plumbing fixtures, new vinyl wood flooring and carpeting, new paint, new ceiling fans and upgraded lighting.
The apartment community’s Lakewood location offers easy access to many Denver-area employers including the Denver Federal Center, Saint Anthony Hospital, Miller Coors Brewing Company, the National Renewable Energy Laboratory and the Jefferson County government offices. The property also provides easy access to downtown Denver and the Denver International Airport through the RTD light rail system.
Belmar Villas is adjacent to the Belmar Shopping District which features over 100 shops and restaurants including Whole Foods, Target, Nordstrom Rack, Dick’s Sporting Goods and Best Buy.
STAR III believes the Denver area is well positioned for long term success, being ranked number one on Forbes’ “The Best Places for Business and Careers” list for the past two years, and the number one “Best Places to Live” by U.S. News and World Report in 2016.
With the acquisition of Belmar Villas, STAR III has invested more than $242 million with six multifamily properties in Colorado, Georgia, Illinois and Texas, totaling 1,530 apartment homes. In the Denver area, STAR III also owns Bristol Village in Aurora.

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About Steadfast Apartment REIT III
    Steadfast Apartment REIT III intends to acquire a diverse portfolio of middle-market apartments and senior living facilities located throughout the United States.
    STAR III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III’s public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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